As filed with the Securities and Exchange Commission on May 20, 1997

                                             Registration No. 333-00017


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                  POST-EFFECTIVE AMENDMENT NO. 1

                           To Form S-3

                      REGISTRATION STATEMENT

                              Under

                    THE SECURITIES ACT OF 1933



                         LEGG MASON, INC.
      (Exact name of registrant as specified in its charter)

               Maryland                         52-1200960
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)


                     111 South Calvert Street
                    Baltimore, Maryland  21202
                          (410) 539-0000
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)


                        THEODORE S. KAPLAN
                      Senior Vice President
                       and General Counsel
                         Legg Mason, Inc.
                     111 South Calvert Street
                    Baltimore, Maryland  21202
                          (410) 539-4073
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

          This Registration Statement registered 1,324,091 shares of common stock, par value $.10 per share (the "Common Stock"), of Legg Mason, Inc. (the "Company") held by certain stockholders (the "Selling Stockholders") named in this Registration Statement. Of that amount, the Selling Stockholders or their donees sold 339,221 shares of the Common Stock in the public market. The offering has now been terminated. Accordingly, the Company hereby deregisters 984,870 shares of the Common Stock originally covered by this Registration Statement.


                            SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on
Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 20th day of May, 1997.


                             LEGG MASON, INC.


                             By: /s/ Theodore S. Kaplan
                                  Theodore S. Kaplan
                                  Senior Vice President and
                                  General Counsel









bartlett\form.s3\s3.con